Exhibit 23.2
                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 16, 1998 relating to the financial statements, which appears in Agouron Pharmaceuticals, Inc.'s
Annual Report on Form 10-K for the year ended June 30, 1998.


/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Diego, California
May 17, 1999